UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                             Chester Valley Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             Chester Valley Bancorp
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [_]  Fee paid previously with preliminary materials:

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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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          2)   Form, Schedule or Registration Statement No.:

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

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335
                                 (610) 269-9700

                            NOTICE OF ANNUAL MEETING

                         To Be Held on October 25, 2000

TO THE SHAREHOLDERS OF CHESTER VALLEY BANCORP INC:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Chester Valley Bancorp Inc. (the "Company") will be held on Wednesday, October 25, 2000, at 10:00 AM Eastern Time, at the Chester Valley Golf Club, 430 Swedesford Road in Malvern, Pennsylvania, for the following purposes:

          (1) To elect three directors for a term of three years or until their successors have been elected and qualified;

          (2) To approve an increase in the number of shares issuable under the Company's 1997 Stock Option Plan, by 315,000 shares;

          (3)  To  ratify  the   appointment  of  KPMG  LLP,  as  the  Company's
               independent  auditors  for the fiscal year ending June 30,  2001;
               and

          (4) To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on August 28, 2000, are entitled to notice of and to vote at the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. NO POSTAGE NEED BE AFFIXED TO THE RETURN ENVELOPE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                         BY ORDER OF THE BOARD OF DIRECTORS





                                         James E. McErlane, Secretary
Downingtown, Pennsylvania
September 22, 2000

                           CHESTER VALLEY BANCORP INC.
                            100 East Lancaster Avenue
                         Downingtown, Pennsylvania 19335

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 25, 2000

         This Proxy Statement is furnished to the holders of common stock of Chester Valley Bancorp Inc. (the "Company"), a holding company which owns all of the outstanding shares of stock of First Financial Savings Association ("First Financial") and Philadelphia Corporation for Investment Services ("PCIS"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on October 25, 2000, at 10:00 AM Eastern Time at the Chester Valley Golf Club, 430 Swedesford Road in Malvern, Pennsylvania, and at any adjournment thereof.

         This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about September 22, 2000.

Voting and Proxy Information

         Only holders of record of the Company's common stock, par value $1.00 per share, at the close of business on August 28, 2000 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had 3,912,880 outstanding shares of common stock. Each outstanding share of the Company's common stock entitles the record holder thereof to one vote.

         Shareholders may vote at the Annual Meeting in person or by proxy. The proxy solicited hereby, if properly signed and returned to the Company before the Annual Meeting and not subsequently revoked, will be voted in accordance with the instructions specified therein. If no instructions otherwise are given, the proxy will be voted FOR the nominees for director listed below, FOR approval of the increase in the number of shares issuable under the 1997 Stock Option Plan, and FOR the ratification of the appointment of the Company's independent auditors.

         Any additional business that may properly come before the Annual Meeting will be voted upon by the proxies in accordance with their best judgment. Management of the Company is not aware of any additional matters that may come before the meeting.

         A shareholder who has submitted a proxy may revoke it at any time before it is exercised by providing written notice of its revocation to the Secretary of the Company.

         The Company's Bylaws provide that a quorum at an annual meeting consists of shareholders representing, either in person or by proxy, a majority of the votes that all shareholders are entitled to cast on the matters to come before the meeting, and that a majority of the votes cast by all shareholders present in person or by proxy and entitled to vote will decide any question brought before the meeting unless otherwise provided by statute or the Company's Bylaws or Articles of Incorporation.

         The nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. The affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is necessary to approve the increase in shares under the 1997 Stock Option Plan and the ratification of the appointment of the Company's independent auditors.

         Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of voting with respect to the proposals.

Solicitation of Proxies

         The expenses of the solicitation of proxies will be borne by the Company. Certain officers, directors and employees of the Company may solicit proxies personally, by mail, telephone, telegraph, or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Company's common stock held by them.

Certain Beneficial Owners and Security Ownership of Management

         Set forth below is certain information as of August 1, 2000, concerning the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock of the Company, each nominee for election as director, each other member of the Company's Board of Directors, the Chief Executive Officer and the other most highly compensated executive officer(s), and all directors and executive officers as a group.

  =================================== ======================= =================
  Name and Address of                 Number of Shares        Percent of
  Beneficial Owner                    Beneficially Owned (1)  Common Stock (2)
  ----------------------------------- ----------------------- -----------------
  Anthony J. Biondi                   53,657                  1.4% (3) (5) (6)
  ----------------------------------- ----------------------- -----------------
  Edward T. Borer                     25,666                  *   (3)
  ----------------------------------- ----------------------- -----------------
  Robert J. Bradbury                  215,697                 5.5% (3)
  Suite 1140
  1617 John F. Kennedy Boulevard
  Philadelphia,  PA  19103
  ----------------------------------- ----------------------- -----------------
  John J. Cunningham, III             22,263                  *   (3)
  ----------------------------------- ----------------------- -----------------
  Gerard F. Griesser                  33,519                  *   (3) (5)
  ----------------------------------- ----------------------- -----------------
  Colin N. Maropis                    31,973                  *   (3) (6)
  ----------------------------------- ----------------------- -----------------
  James E. McErlane                   214,720                 5.5% (3) (4)
  24 E. Market Street
  West Chester,  PA  19381
  ----------------------------------- ----------------------- -----------------
  Richard L. Radcliff                 37,479                  *   (3) (5)
  ----------------------------------- ----------------------- -----------------
  Ellen Ann Roberts                   127,545                 3.3% (3) (6)
  ----------------------------------- ----------------------- -----------------
  Emory S. Todd, Jr.                  32,659                  *   (3)
  ----------------------------------- ----------------------- -----------------
  William M. Wright                   33,957                  *   (3)
  ----------------------------------- ----------------------- -----------------
  Chester Valley Bancorp Inc.         397,087                 10.2% (7)
  Employee Stock Ownership
   Plan ("ESOP")
  100 E. Lancaster Avenue
  Downingtown, PA  19335
  ----------------------------------- ----------------------- -----------------
  Commerce Bancorp Inc.               244,309                 6.2%  (8)
  1701 Route 70 East
  Cherry Hill, NJ  08034
  ----------------------------------- ----------------------- -----------------
  Directors and  Executive            829,135                 21.2%  (9)
   Officers as a Group
  (11 persons)
  =================================== ======================= =================

(1) Pursuant to rules promulgated under the Securities Exchange Act of 1934 (The "Exchange Act"), an individual is considered to beneficially own any shares of common stock if he or she has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, the shares; or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the shares. Except as otherwise indicated, the individuals named exercise sole voting and investment power over the indicated shares.

(2) The percentages were calculated based upon the shares of common stock outstanding on August 1, 2000, which equaled 3,912,880.

(3) Includes shares purchasable under stock options that are exercisable or will become exercisable within 60 days of August 1, 2000, to purchase shares of common stock as follows: Mr. Biondi - 7,791 shares; Mr. Borer - 6,300 shares; Mr. Bradbury - 13,775 shares; Mr. Cunningham - 11,261 shares; Mr. Griesser - 13,775 shares; Mr. Maropis - 6,964; Mr. McErlane - 13,775 shares; Mr. Radcliff - 13,775 shares; Miss Roberts - 4,450 shares; Mr. Todd
     - 11,261 shares; and Mr. Wright - 13,775 shares.

(4) Includes 98,807 shares held in a trust of which Mr. McErlane is a co-trustee. Mr. McErlane has shared voting and investment power over the shares held in the trust.

(5) Includes shares registered as follows: Mr. Radcliff's spouse - 3,531, Mr. Griesser's spouse - 186 shares and Mr. Biondi's spouse - 1,763 shares.

(6) Includes 29,441 shares of common stock held in Miss Roberts' ESOP account, 21,275 shares held in Mr. Biondi's ESOP account and 19,213 shares held in Mr. Maropis's ESOP account

(7) As of August 1, 2000, the ESOP held 397,087 shares of the Company's common stock, of which 389,619 shares were allocated to participants' accounts. Under the terms of the Plan and the trust agreement for the ESOP, the trustee of the ESOP, First Financial Savings Association, has voting power over shares that have not been allocated to participants' accounts, or 7,468 shares as of August 1, 2000, and the trustee has the authority to dispose of allocated and unallocated shares only pursuant to the directions of participants with respect to a response to a tender or exchange offer. Shares which are allocated to participants' accounts are voted by the trustee in accordance with instructions from the participants. The trustee is empowered to vote any unallocated shares, as well as any shares for which instructions from participants are not received in a timely manner, at its sole discretion. The ESOP Committee which administers the Plan is composed of three individuals appointed by the Company's Board of Directors and has dispositive power with respect to all shares, except with respect to a response to a tender or exchange offer. Ellen Ann Roberts, a Director and Chairman and Chief Executive Officer of the Company; Richard L. Radcliff, a Director of the Company; and William M. Wright, a Director of the Company, serve as members of the ESOP Committee. The individual members of the ESOP Committee disclaim beneficial ownership of the shares held by the ESOP, except that Miss Roberts does not disclaim beneficial ownership of those shares which are allocated to her account as a participant in the ESOP.

(8) Based on information obtained from a non-objecting shareholder list provided by Automated Date Processing, Investor Communication Service dated August 1, 2000.

(9) Includes 116,902 shares of common stock purchasable pursuant to stock options that are presently exercisable, and 69,929 shares allocated to executive officers' accounts in the ESOP. Excludes all other shares in the ESOP with respect to which three directors, in their capacity as Plan Administrators, have dispositive power and do not have voting power.

* Indicates beneficial ownership of less than 1% of the issued and outstanding common stock.

                      ELECTION OF DIRECTORS OF THE COMPANY
                                 (Proxy Item 1)


Election of Directors; Continuing Directors

         The Company's Bylaws provide that the Board of Directors shall consist of not less than three directors, with the exact number of directors at any time to be determined by the Board. The Board of Directors has fixed the number of directors at nine.

         The Company's Bylaws and charter also provide for the division of the Board of Directors into three classes as nearly equal in number as possible, with members of each class having a term of office of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term. The term of three of the present directors will expire at the 2000 Annual Meeting. At this Annual Meeting, three directors will be elected for a three-year term expiring in the year 2003 or until their successors are elected and have qualified.

         Unless contrary instructions are given, the shares represented by proxies solicited hereby will be voted for the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

         Each of the nominees named below has consented to being named as a nominee and has agreed to serve, if elected. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. The Company's Board of Directors has no reason to believe that any nominee listed below will be unable to serve as a director.

         Set forth below is certain information as of August 1, 2000, concerning each nominee for election as director and each other continuing member of the Company's Board of Directors. No nominee or director of the Company is related to any other director or executive officer of the Company.

                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2003

============================ ======================================================== ==============================
                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five 5 Years                                    Year Elected(1)
============================ ======================================================== ==============================
                             Director; Chairman of Philadelphia Corporation for                   1998
Edward T. Borer              Investment Services since 1995, President and CEO
(Age 61)                     1989-1995; Chairman and Director of EnergyNorth, Inc.
                             (exempt public utility holding company) since 1982
---------------------------- -------------------------------------------------------- ------------------------------
                             Director; Executive Vice President of Dolphin &                      1992
Robert J. Bradbury           Bradbury (investment bankers), Philadelphia,
(Age 53)                     Pennsylvania, from 1986 to 1994, and Co-Chairman since
                             1995
---------------------------- -------------------------------------------------------- ------------------------------
James E. McErlane            Director, Interim President and Secretary; Attorney                  1991
Interim President            and Principal of Lamb, Windle & McErlane, P.C., West
(Age 57)                     Chester, Pennsylvania, since 1971
============================ ======================================================== ==============================

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS


                                 OTHER DIRECTORS

============================ ======================================================== ==============================
                             Position with the Company and Principal Occupation
Name and Age                 During the Past Five Years                               Term (1)
---------------------------- -------------------------------------------------------- ------------------------------
John J. Cunningham, III      Director; Attorney and Senior Member of Cozen and        1998-2001
(Age 58)                     O'Connor, Philadelphia, Pennsylvania, since March
                             2000; Partner of Schnader, Harrison, Segal & Lewis
                             LLP, Philadelphia, Pennsylvania, 1969 - February, 2000
---------------------------- -------------------------------------------------------- ------------------------------
Gerard F. Griesser           Director; President of Trident Financial Group, Inc.     1988-2002
(Age 51)                     (mortgage bankers), Devon, Pennsylvania since before
                             1987
---------------------------- -------------------------------------------------------- ------------------------------
Richard L. Radcliff          Director; Retired as President and co-owner of           1975-2002
(Age 69)                     Radcliff & Sipe (architects), West Chester,
                             Pennsylvania
---------------------------- -------------------------------------------------------- ------------------------------
                             Director, Chairman and Chief Executive Officer ("CEO")   1958-2001
Ellen Ann Roberts            of the Company and First Financial; served in various
(Age 74)                     management positions since joining First Financial in
                             1948, including CEO since 1958, Executive Vice
                             President from 1973 to February 1987, and President
                             from 1987 to 1996
---------------------------- -------------------------------------------------------- ------------------------------
Emory S. Todd, Jr.           Director; self-employed as a Certified Public            1987-2002
(Age 59)                     Accountant in Chester Springs, Pennsylvania, since
                             before 1987
---------------------------- -------------------------------------------------------- ------------------------------
William M. Wright            Director; retired General Manager of Malcolm Wright      1980-2001
(Age 60)                     Buick Olds, Inc., in Coatesville, Pennsylvania
============================ ======================================================== ==============================

(1) Includes service as a director of First Financial prior to the formation of the Company as a savings and loan holding company in 1990.

Shareholder Nominations

         The Company's Bylaws provide procedures which shareholders must follow in order to make nominations for election to the Company's Board of Directors. Under these provisions, shareholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of the Company at least 30 days prior to the date of an annual meeting, together with information about the person(s) proposed to be nominated that is required to be disclosed in a proxy statement for solicitation of proxies with respect to nominees for election as directors pursuant to regulations under the Exchange Act. Only those persons nominated by the Board of Directors and by shareholders as described above shall be voted upon at the Annual Meeting, unless the Board fails to make its nominations at least 30 days before the Annual Meeting, in which case nominations for directors may be made at the Annual Meeting by any shareholder entitled to vote at such meeting.

Meetings and Fee Arrangements of the Board of Directors and Committees

         The Board of Directors of the Company and First Financial meet regularly once each month and may have additional special meetings. Directors of First Financial, with the exception of those who are full-time employees of First Financial, receive a quarterly fee of $1,800. Directors do not receive a fee for service on the Company's board or attendance at the Company's board meetings. During the fiscal year ended June 30, 2000, the Boards of Directors of both the Company and First Financial met 12 times.

         In addition to receiving fees described above, directors (including non-employee directors) also were eligible to receive options under the Company's Stock Option Plans (the "Stock Option Plans"). In the fiscal year ended June 30, 2000, employee directors Ellen Ann Roberts and Anthony J. Biondi each received an option to purchase 7,875 shares and each other director received an option for 6,300 shares under the Company's Stock Option Plans. These options were issued at the July 21, 1999 market value or an exercise price of $16.13 per share. The forgoing numbers of shares and prices per share have been adjusted to reflect the Company's September 1999 5% stock dividend and do not reflect the September 2000 5% stock dividend.

         The Board of Directors of the Company has an Audit Committee with members receiving a fee of $100 per Audit Committee meeting attended. The Audit Committee reviews the records and affairs of the Company and its subsidiaries to determine their financial condition and monitor their adherence in accounting and financial reporting matters to generally accepted accounting principles. The Committee also reviews the system of internal controls with management and separately with the independent auditors. The Audit Committee is composed of Messrs. Todd (Chairman), Wright, and Griesser. The Audit Committee met one time during the fiscal year ended June 30, 2000.

         The Boards of the Company and First Financial have Executive Committees which are authorized to exercise the powers of the Boards of Directors between regular meetings of the Boards. Both Executive Committees are composed of Miss Roberts (Chairman) and Messrs. Bradbury and McErlane. Executive Committee members, with the exception of Miss Roberts, receive $100 for each Executive Committee meeting attended. The Executive Committee met one time during fiscal 2000.

         First Financial's Board of Directors has a Personnel Committee which reviews and approves recommendations for salary increases consistent with First Financial's compensation plans. The Committee is composed of Messrs. Wright (Chairman), Griesser, McErlane, and Miss Roberts. Personnel Committee members, with the exception of Miss Roberts, receive $100 per meeting attended. The Personnel Committee met three times during fiscal year 2000.

         In fiscal 2000 each director of the Company attended at least 75% of the aggregate of the number of meetings of the Company's Board and the number of meetings held by committees of the Company's Board on which he or she served.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership, in a timely fashion, with the Securities and Exchange Commission. The Company believes that, during fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely met.

Executive Officers Who are Not Directors

         The following information is provided with respect to executive officers of the Company who do not serve on its Board of Directors (i.e., executive officers in addition to Miss Roberts and Mr. McErlane). There are no arrangements or understanding between the Company and any person pursuant to which any such officers were selected. No executive officer is related to any other executive officer or director of the Company.

         Colin N. Maropis (age 48) - Executive Vice President of the Company and First Financial

               Mr. Maropis joined First Financial in 1977. He served in various capacities until 1983, at which time he was elected as Assistant Vice President of Lending. In September 1986 he was appointed Vice President of Lending, a position he held until his appointment to Senior Vice President in May 1989. Mr. Maropis was appointed Executive Vice President in November 1997.


         Albert S. Randa, CPA (age 57) - CFO and Treasurer of the Company and First Financial

               Mr. Randa joined First Financial Bank and the Company in April 2000. Prior to his employment, he was an independent consultant since June 1998 and from January 1993 to 1998 he served as Vice President of Showboat Hotel and Casino. Prior to 1993, he was a partner of KPMG LLP, a firm of Certified Public Accountants, tax professionals and consultants.

Compensation of Executive Officers

         The following table sets forth the cash compensation paid or accrued by the Company as well as certain other compensation paid or accrued, during each of the last three fiscal years, to the Chief Executive Officer ("CEO") and each other executive officer whose salary and bonus exceeded $100,000 during any such fiscal year.

---------------------------------------------------------------------------------------------------------------
                                      Summary Compensation Table
---------------------------------------------------------------------------------------------------------------
                                                                           Long-Term
                                        Annual Compensation               Compensation
                                                                             Awards
----------------------------- ----------------------------------------- ----------------- ---------------------
                                                                            Options            All Other
Name and Principal Position     Year       Salary(1)        Bonus            # (2)          Compensation(3)
----------------------------- ---------- -------------- --------------- ----------------- ---------------------
Ellen Ann Roberts               2000       $175,000        $15,800           7,875              $45,664
Chairman and CEO                1999       $158,000        $18,960           4,725              $81,112
                                1998       $143,000        $12,870             --               $93,478
----------------------------- ---------- -------------- --------------- ----------------- ---------------------

Anthony J. Biondi(4)            2000       $145,000        $12,808           7,875              $35,805
President and COO               1999       $128,080        $15,370           6,300              $63,778
                                1998       $110,000        $ 9,900             --               $69,723
----------------------------- ---------- -------------- --------------- ----------------- ---------------------

Colin N. Maropis                2000       $100,000        $ 9,000           7,875              $29,831
Executive Vice President        1999        $90,000        $10,800           4,725              $49,724
                                1998        $84,650        $ 7,619             --               $58,051
----------------------------- ---------- -------------- --------------- ----------------- ---------------------

(1) The CEO, President, and Executive Vice President were also salaried officers of First Financial and received all of their salaries and bonuses in fiscal 2000 from First Financial. The Company has no employees.

(2) The numbers of shares under options granted in fiscal 2000 have been adjusted for the September 1999 5% stock dividend and no adjustment has been made for the September 2000 5% stock dividend. The numbers of shares under options granted in fiscal 1999 have been adjusted for the 50% stock split in September 1998 and the 5% stock dividend in September 1998.

(3) This represents the value of the common stock allocated to the accounts of the named executive officers in the ESOP during such fiscal year, valued as of the date of such allocation, and the amount of net income of the Employee Stock Ownership Trust (which holds the assets of the ESOP) credited to their ESOP accounts during the fiscal year.

(4) Anthony J. Biondi resigned as President and COO effective June 19, 2000. See discussion of employment agreements on page 13.

The following table provides information on option grants in fiscal 2000 to the named executive officers.

-----------------------------------------------------------------------------------------------------------
                                    Option Grants in Fiscal Year 2000
----------------------------------------------------------------------------------- -----------------------
                                                                                          Grant Date
                                           Individual Grants                                Value
----------------------------------------------------------------------------------- -----------------------
                        No. of
                      Securities     % of Total
                      Underlying      Options
                       Options        Granted       Exercise or                           Grant Date
                       Granted           to          Base Price      Expiration            Present
Name                    (#)(1)       Employees      ($/Share)(2)        Date               Value(3)
-------------------- ------------- --------------- --------------- ---------------- -----------------------
Ellen Ann Roberts       7,875          4.49%           $16.13          6/30/09             $27,626
-------------------- ------------- --------------- --------------- ---------------- -----------------------
Anthony J. Biondi       7,875          4.49%           $16.13          6/30/09             $27,626
-------------------- ------------- --------------- --------------- ---------------- -----------------------
Colin N. Maropis        7,875          4.49%           $16.13          6/30/09             $27,626
-------------------- ------------- --------------- --------------- ---------------- -----------------------

Footnotes

(1) One-quarter of the options become exercisable on the first anniversary of the grant date. The remaining three-quarters of options become exercisable on the second, third and fourth anniversaries of the grant date. The number of shares under options granted has been adjusted to reflect a 5% stock dividend in September 1999 and does not reflect the September 2000 5% stock dividend.

(2) Fair market value of underlying shares on the date of grant in July 1999 adjusted for the 5% stock dividend in September 1999.

(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

As required pursuant to SEC regulations, the material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price of $16.13, representing the fair market value of the underlying stock on the date of grant adjusted for the September 1999 5% stock dividend; an estimated option life of 6 years; an interest rate of 5.86% that represents the interest rate on a FHLB Bond on the date of grant with a maturity corresponding to that of the option term; volatility of 29.91%, calculated using daily stock prices for an average of eleven years prior to the grant date; assumed dividend growth of 2.12%; and reductions of approximately 10.0% to reflect the probability of forfeiture due to termination prior to vesting.

         The following table summarizes the stock option exercises during the fiscal year and the value of options held at fiscal year-end of the three (3) named executive officers:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

--------------------- ----------------- -------------- --------------------------------- ---------------------------------
                                                             Number of Securities
                                                            Underlying Unexercised             Value of Unexercised
                                                            Options/SARs at Fiscal                 In-The-Money
                                                                 Year-End (#)                    Options/SARs at
                                                                                              Fiscal Year-End ($)(2)
                                                       --------------- ----------------- --------------- -----------------
                      Shares Acquired       Value
        Name          on Exercise (#)     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
                                           ($)(1)
--------------------- ----------------- -------------- --------------- ----------------- --------------- -----------------
Ellen Ann Roberts            0                0            1,240            11,596             0                0
--------------------- ----------------- -------------- --------------- ----------------- --------------- -----------------
Anthony J. Biondi            0                0            4,168            12,836          $18,205             0
--------------------- ----------------- -------------- --------------- ----------------- --------------- -----------------
Colin N. Maropis             0                0            3,754            11,596          $19,211             0
--------------------- ----------------- -------------- --------------- ----------------- --------------- -----------------

 (1) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the Nasdaq Stock Market system on the date of exercise. No options were exercised by the named executive officers in fiscal 2000.

(2) Value is based on the average of the last bid and asked prices of a share of the Company's common stock on the NASDAQ National Market System on June 30, 2000, minus the exercise price.

Pension Plan

         The Company does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all salaried employees of the Bank who have been employed by the Bank for one year and have attained 21 years of age. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average annual salary during the highest five consecutive years multiplied by their years of accredited service.

          The following table shows the estimated annual retirement benefit payable pursuant to the Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years before retirement, to Bank employees having the average salary levels and years of service specified in the table.

         The Bank annually makes such contributions as are actuarily necessary to provide the retirement benefits established under such plan. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.

------------------ ----------------------------------------------------------------------------------
                                            Amount Of Annual Retirement Benefit
                                               With Credited Service Of: (1)
------------------ ----------------------------------------------------------------------------------
     Average
     Annual
    Earnings          10 Years        20 Years         30 Years          40 Years        50 Years
------------------  --------------  --------------  ----------------  ---------------  --------------
   $ 25,000           $ 3,750         $ 7,500          $ 11,250         $ 15,000         $ 8,750
------------------  --------------  --------------  ----------------  ---------------  --------------
     50,000             7,500          15,000            22,500           30,000          37,500
------------------  --------------  --------------  ----------------  ---------------  --------------
     75,000            11,250          22,500            33,750           45,000          56,250
------------------  --------------  --------------  ----------------  ---------------  --------------
    100,000            15,000          30,000            45,000           60,000          75,000
------------------  --------------  --------------  ----------------  ---------------  --------------
    125,000            18,750          37,500            56,250           75,000          93,750
------------------  --------------  --------------  ----------------  ---------------  --------------
    150,000            22,500          45,000            67,500           90,000         112,500
------------------  --------------  --------------  ----------------  ---------------  --------------
    175,000            22,500          45,000            67,500           90,000         112,500
------------------  --------------  --------------  ----------------  ---------------  --------------
    200,000            22,500          45,000            67,500           90,000         112,500
------------------  --------------  --------------  ----------------  ---------------  --------------

(1) Ms. Roberts, Mr. Biondi, and Mr. Maropis have 52, 18, and 22 years, respectively, of credited service under the Plan. Earnings in excess of $150,000 are not considered in determining the pension benefit.

Employment Agreements

         Anthony J. Biondi resigned as President and Chief Operating Officer of the Company and First Financial effective June 19, 2000, and has entered into an employment agreement pursuant to which he will serve as Special Assistant to the Interim President and provide transition assistance through December 19, 2000. Mr. Biondi will continue to receive his regular yearly base salary of $145,000 and to participate in group medical and other benefit plans through that date. James E. McErlane, a director of the Company, has agreed to serve as Interim President while the Company reviews candidates to fill the position of President. Mr. McErlane is not an employee of the Company or any of its subsidiaries and continues to be engaged principally in the practice of law with this law firm. Mr. McErlane receives no salary for services as Interim
President. Instead, the time he spends on matters for the Company and its subsidiaries is charged by his law firm at his regular hourly rates.

         The Company and First Financial have entered into employment agreements with Ellen Ann Roberts, their Chief Executive Officer, and Colin N. Maropis, their Executive V.P., having three-year terms. The terms of their employment agreements are automatically extended for one year upon each anniversary of the commencement date of the agreements after review and approval by the Board of Directors, unless notice is given by either party at least 45 days prior to such anniversary date. The agreements provide for minimum annual base salaries which may be increased from time to time by agreement of the parties, presently of $175,000, and $110,000 respectively.

         Under the  agreements,  each named  executive  officer's  employment is terminable for any reason by the Company and First Financial, but any such termination without just cause, as defined, would entitle the officer to receive certain severance benefits described below. Termination for "just cause" is defined in the agreements to mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect of the officer's duties under the agreements, persistent negligence or misconduct in the performance of such duties or a material breach of any of the terms of the agreements. The agreements provide for payment of death benefits, if the officer should die with heirs during the term of the agreements, in an amount equal to one-half of the officer's total yearly compensation at the date of death. The agreements also contain provisions which provide the CEO and Executive Vice President with specified severance benefits in the event that employment is voluntarily terminated for good reason, as defined. The agreements do not contain any provision restricting the officer's right to compete against the Company or First Financial upon termination of employment.

         If the named executive officers' employment is terminated by the Company and First Financial for other than just cause, or if the officer terminates employment for good reason consisting of (i) a failure by the Company and First Financial to comply with any material provisions of the agreements (unless cured within 10 days after notice of noncompliance has been given by the officer to the Company and First Financial) or (ii) any purported termination of the officer's employment which is effected by the Company and First Financial without proper notice specifying the basis for termination, then the employment agreements require the Company and First Financial to pay as severance to the officer an amount equal to the sum of the officer's annual base compensation at the time of termination plus the compensation the officer would have received during the remaining term of the agreements based upon his or her annual base compensation in effect prior to proper notice of termination having been given, such payment to be made over a two-year period. If the officer's employment was terminated by reason of these provisions on the date of this Proxy Statement, the CEO would be entitled to receive approximately $656,250 and the Executive V.P. would be entitled to receive $412,500 under the employment agreements. In addition, if the officer's employment is terminated for other than just cause or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs, or if the officer voluntarily terminates employment for good reason (as defined), the Company and First Financial shall maintain in effect for the continued benefit of the officer, for three years, all employee benefit plans and programs in which the officer was entitled to participate immediately prior to the date of termination, to the extent permissible under the general terms and provisions of such plans and programs.

         The employment agreements further provide for severance payments if the named executive officer voluntarily terminates employment for good reason consisting of (a) the occurrence of a change in control of the Company or First Financial or (b) after a change in control of the Company or First Financial,
(1) the assignment to the officer of any duties inconsistent with the officer's positions, duties, responsibilities and status with the Company and First Financial immediately prior to the change in control, (2) a change in the officer's reporting responsibilities, titles or offices as in effect immediately prior to the change in control, or (3) any removal of the officer from, or any failure to re-elect the officer to, any such positions (unless in connection with a termination of the officer's employment for just cause, disability, death or retirement, or by reason of an order issued by a federal or state savings association regulatory authority removing the officer from office or prohibiting the officer from participating in the conduct of the Company's or First Financial's affairs). In such case, the severance payment from the Company and First Financial to the officer will consist of a severance payment of an amount equal to the product of (i) the average aggregate annual compensation paid to the officer and includable in the officer's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination. Such amount will be paid within five business days following the termination of employment. If the employment of the officer were terminated by reason of these provisions on the date of this Proxy Statement, the CEO would be entitled to receive $450,802 and the Executive V.P. would be entitled to receive $267,441 under the employment agreements. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), states that severance payments which exceed the base compensation (the individual's compensation from the employer) of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control and the aggregate present value of payments in the nature of compensation equals or exceeds three times the base compensation. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amount of such excess payments. The employment agreements provide that if the severance payment to the named executive officer constitutes a parachute payment in the opinion of counsel to the Company and First Financial in consultation with the Company's independent accountants, then payment shall be reduced to the largest amount that can be paid without constituting an excess parachute payment.

         The employment  agreements generally define "change in control" to mean
(i) a change in control as defined in the regulations of the Office of Thrift Supervision, (ii) an event that would be reported in response to Item 6(e) of
Schedule 14A of the Exchange Act, (iii) the acquisition by any person (other than the Company or any person who, at the beginning of the employment contract, was a director or officer of the Company or First Financial) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company or First Financial representing 25% or more of the combined voting power of the Company's or First Financial's then outstanding securities, (iv) during any period of two consecutive years, there is a change in a majority of either the Board of Directors of the Company or First Financial for any reason unless the election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period or
(v) the Company ceases to be a publicly-owned corporation. The change in control provision included in the employment agreement would increase the cost to a potential acquirer of the Company or First Financial and may therefore operate as an anti-takeover device.

Report of the Personnel Committee

         The Personnel Committee of the Board of Directors of the Bank has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy.

         The Committee believes that the overall enhancement of the Company's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank.

         At the Bank, salary levels are based on an evaluation of the individuals' performance and competitive pay practices. The salary levels are then reviewed and ratified by the Committee. The Committee reviews the evaluations of senior management and the performance of the Chairman and President. (The Chairman and President do not participate in deliberations of their own compensation.) While the Committee does not use strict numerical formulas to determine changes in the compensation of the Chairman and President and the other executive officers of the Bank and while it weighs a variety of different factors in its deliberations, it emphasizes earnings, profitability, capital position and income levels as factors in setting the compensation of the Bank's executive officers, in particular the Chairman and President. It also takes into account non-quantitative factors, including such factors as the level of responsibility and general management oversight. While the various quantitative factors approved by the Committee were considered in evaluating individual officer performance, such factors were not assigned a specific weight in evaluating the performance of the Chairman and President or the other executive officers.

         Periodically, independent compensation consultants are engaged to review the compensation and benefits programs of the Bank in relation to similar programs and practices of other companies who are direct competitors for employees' services, including executive talent. Salary levels for all employees are compared to peers who have similar job responsibilities in other companies. Results of the study, along with recommendations for any changes, are reported to the Personnel Committee.

         An important component of the Company's and the Bank's executive compensation package is an incentive compensation plan which provides for cash payments to executive officers based on the performance of the Bank in relation to a set of performance goals and targets. The institutional goals are recommended by management each year and approved by the Committee and the Board of Directors. All officers of the Bank are eligible to participate in the program. The incentive compensation of executives officers is more closely linked to Bank performance, while the incentive compensation of junior officers is more closely linked to personal performance.

                         Personnel Committee
                         -------------------
                         William M. Wright, Chairman
                         James E. McErlane
                         Gerard F. Griesser
                         Ellen Ann Roberts

Compensation Committee Interlocks and Insider Participation

         The Personnel Committee of the Board of Directors of the Bank consists of Messrs. William M. Wright (Chairman), Gerard F. Griesser, James E. McErlane, and Miss Ellen Ann Roberts. Miss Roberts serves as the Chairman of both the Company and the Bank and is a full-time employee of the Bank. Mr. McErlane serves as Interim President of the Company and the Bank although not an employee of either entity. Anthony J. Biondi was also a member of the Personnel Committee during the period ending June 19, 2000, during which he was President of the Company and the Bank and was a full time employee of the Bank. During the fiscal year ended June 30, 2000, none of these individuals had any transactions or relationships with the Company requiring specific disclosure under applicable rules of the Securities and Exchange Commission, and there were no "interlocking" or cross-board memberships that are required to be disclosed under the Commission's rules, except as follows:

     o Mr. Griesser is a director and president of a mortgage banking firm from which the Bank purchased single-family residential mortgage loans during the last fiscal year. Purchases of loans from the mortgage banking firm during fiscal 2000 amounted to $1.61 million, with fees of $24,139 having been paid to the firm. The Bank intends to continue to make such purchases during the current fiscal year.

     o Mr. McErlane is a principal in a law firm which the Company and the Bank retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year.

         For a general description of credit transactions and relationships which directors and executive officers of the Company and their associates may have had with the Bank during fiscal 2000 see "Certain Transactions of Management and Others with the Company and Subsidiaries."

Performance Graph

         The following graph presents the five year cumulative total return on Chester Valley Bancorp's common stock, compared to the S&P 500 Index, the SNL $250M-$500M Thrift Index and the SNL $500M-$1B Thrift Index for the five year period ended June 30, 2000. The comparison assumes that $100 was invested in the Company's common stock and each of the foregoing indices and that all dividends have been reinvested. The stock price performance for the Company's common stock is not necessarily indicative of future performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                            Period Ending
                                ------------------------------------------------------------------------
Index                             06/30/95    06/30/96     06/30/97    06/30/98    06/30/99    06/30/00
--------------------------------------------------------------------------------------------------------
Chester Valley Bancorp Inc.          100.00     101.55       151.28      253.50      217.41      233.64
S&P 500                              100.00     125.99       169.59      220.75      270.91      290.43
SNL $250M-$500M Thrift Index         100.00     119.61       170.56      239.03      258.77      233.78
SNL $500M-$1B Thrift Index           100.00     121.81       182.95      247.46      214.80      180.30

Certain Transactions of Management and Others with the Company and Subsidiaries

         Robert J. Bradbury, a director of the Company, is an executive officer, director and principal of an investment banking firm from which the Company purchased and sold investment securities during the last fiscal year. The Company intends to continue the business relationship during the current fiscal year. The purchases of investment securities from the investment banking firm amounted to $162.08 million and the sales amounted to $131.68 million during fiscal year 2000. These securities were purchased and sold at market rates and on terms no more favorable to the investment banking firm than those obtainable on an arm's-length basis. During the year ended December 31, 1999, the amount of income earned by the investment banking firm related to the investment activity with the Company did not exceed 5% of that firm's gross revenues for such fiscal year.

         John J. Cunningham, III, a director of the Company, is a senior member in a law firm which the Company and its subsidiaries have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. Before joining his current law firm in March, 2000, Mr. Cunningham was a partner in another law firm which the Company and its subsidiaries retained during the last fiscal year. During the year ended December 31, 1999, the amount of legal fees paid to Mr. Cunningham's former law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

         Gerard F. Griesser, a director of the Company, is a director and the president of a mortgage banking firm from which First Financial purchased single-family residential mortgage loans during the last fiscal year, and First Financial intends to continue to make such purchases during the current fiscal year. During fiscal 2000 the purchases of loans from the mortgage banking firm amounted to $1.61 million, with fees of $24,139 paid to the firm. The loans were purchased at market rates and terms no more favorable to the mortgage banking firm than those obtainable on an arm's-length basis.

         James E. McErlane, a director and Interim President of the Company, is a principal in a law firm which the Company and First Financial have retained during the last fiscal year and which the Company and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 1999, the amount of legal fees paid to Mr. McErlane's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

         Some current directors, nominees for director and executive officers of the Company and their associates were customers of and had transactions with or involving the Bank and/or PCIS in the ordinary course of business during the fiscal year ended June 30, 2000. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Company's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with, the Bank or PCIS in the ordinary course of business during the last fiscal year.

         The outstanding loans and commitments to, and other financial transactions with, any current director, nominee for director or executive officer of the Company or to or with persons or business entities affiliated with any current director, nominee for director or executive officer of the Company were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. It is expected that the Bank will continue to have similar transactions with such organizations in the future.

                 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
                    ISSUABLE UNDER THE 1997 STOCK OPTION PLAN

                                 (Proxy Item 2)

           At the Annual Meeting, shareholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan") which would increase the maximum number of shares which may be issued under the 1997 Plan by 315,000 shares. After giving effect to this increase and a 5% stock dividend in September 2000, the maximum number of shares under the 1997 Plan would increase from 260,466 to 575,466 shares. The Board of Directors adopted the amendment, subject to shareholder approval, in July 2000 and all numbers of shares stated throughout this portion of the proxy statement below (unless otherwise stated) do not reflect the subsequent 5% stock dividend in September 2000.

           If this Proxy Item 2 is approved, Paragraph 6.A of the 1997 Plan would be amended to read as follows:

                    Subject to  adjustment  as provided in  Paragraph 13 hereof,
               Options may be granted pursuant to the Plan for the purchase of not more than 548,063 Shares (575,466 Shares giving effect to the 5% stock dividend in September 2000); provided, however, that if prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

Purposes of the 1997 Stock Option Plan and Reasons for the Amendment

           The Company believes that long term equity compensation in the form of stock options is necessary in order to attract qualified personnel to the Company and its subsidiaries (the "Participating Companies") and to retain and provide incentive to current personnel, particularly in light of the increasingly competitive environment for talented personnel. As of June 30, 2000, options to purchase 201,772 shares were outstanding under the 1997 Plan, 1,447 shares had been issued pursuant to the exercise of options granted under the 1997 Plan, and 44,837 shares remained available for future grants. In addition, options to purchase 120,515 shares were outstanding under the Company's 1993 Stock Option Plan, 60,996 shares had been issued pursuant to the exercise of options granted under that plan, and 7,048 shares remained available for future grants under that plan. The Board of Directors believes that the number of shares currently available under the 1997 Plan is insufficient to permit the Company to continue to carry out the purpose of the Plan. For that reason, the Board determined in July 2000 that it is in the best interest of the Company to increase the number of shares available for issuance under the 1997 Plan by 300,000 shares (315,000 shares after the 5% stock dividend in September
2000).

Summary of the 1997 Stock Option Plan

         The following summary of the 1997 Plan is qualified in its entirety by reference to the full text of the 1997 Plan, which was filed as Exhibit 4 to the Company's Registration Statement on Form S-8, Registration No. 333-42099, filed with the Securities and Exchange Commission on December 12, 1997.

         The 1997 Plan is administered by the Company's Board of Directors. If all members of the Company's Compensation and Stock Option Committee (the "Committee") are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, authority to administer the 1997 Plan may be delegated by the Board to the Committee. The Board (and, if applicable, the Committee) has authority, subject to the terms of the 1997 Plan, to determine the persons to whom options will be granted, whether the options will be incentive stock options or non-qualified stock options, the number of shares subject to each option, and the terms and provisions of each option. If all members of the Committee are not "non-employee directors," the Committee's authority with respect to the 1997 Plan is limited solely to making recommendations to the Board.

         Directors, officers, and key employees and consultants of the Participating Companies are eligible to receive options. Consultants and directors who are not also employees of Participating Companies will be eligible to receive only non-qualified options. The Company estimates that there are currently nine directors of the Company, of whom eight are outside directors, 2 executive officers of the Company who are not directors, and approximately 48 other key employees and consultants of the Participating Companies who would be eligible to receive options under the 1997 Plan.

         The Company cannot currently determine the number of shares of stock subject to options that may be granted in the future under the 1997 Plan, as such grants are made periodically by the Board (or the Committee, as applicable) after reviewing recommendations of management. As of June 30, 2000, there were 44,837 shares of common stock reserved for issuance under the 1997 Plan. None of the number of shares reserved have been specifically set aside for grants to executive officers, employees, consultants or directors.

         During the fiscal year ended June 30, 2000: stock options to purchase 7,875 shares of common stock were granted to each of Ellen Ann Roberts and Colin
N. Maropis; stock options to purchase 23,625 shares of common stock were granted to all current executive officers as a group; stock options to purchase 50,400 shares of common stock were granted to all current directors who are not executive officers, as a group; and stock options to purchase 101,227 shares of common stock were granted to all employees, including all current officers who are not executive officers, as a group.

         Subject to the usual anti-dilution provisions for stock dividends, stock splits or other subdivisions or reclassifications of shares, options may be granted under the 1997 Plan to purchase not more than 248,063 shares of common stock. The fair market value of a share of the Company's common stock on June 30, 2000, was $17.13, based on the average of the last bid and asked prices of a share of the Company's common stock on the Nasdaq Stock Market. If any proposed transaction may result in (i) a change in control of the Company, (ii) the sale of at least fifty percent (50%) or more of the business or assets of the Company during a period of twelve consecutive months, or (iii) a merger or consolidation of the Company in which stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least fifty percent (50%) of the outstanding voting power of the surviving entity following such merger of consolidation, the Board must modify all outstanding options so as to accelerate, as a consequence of or in connection with such transaction, an optionee's right to exercise his options. The Board, in its sole discretion, may determine that, upon the occurrence of such a transaction, each option outstanding shall terminate within a specified number of days after notice to the holder, and the holder shall receive, with respect to each share subject to such option, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such transaction over the exercise price per share of the option. Such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Board in its discretion must determine. The provisions contained in the preceding sentence are inapplicable in certain circumstances.

         The 1997 Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and of non-qualified stock options. An option may be granted under the 1997 Plan for a term of up to ten years, and may be exercised at any time within its term, unless the Board or, if applicable, the Committee, fixes a specific vesting period or periods for exercise of any option.

         Options are not transferable by the optionee except by will or the laws of descent and distribution. During the lifetime of the optionee, options are exercisable only by the optionee or, to the extent such exercise would not prevent an option from qualifying as an incentive stock option, by his or her guardian or legal representative.

         An optionee's rights under any incentive stock option terminates upon the termination of employment for any reason other than death, disability or retirement, except that the Board (or, if applicable, the Committee) may permit exercise of an incentive stock option for a period ending on the earlier of the expiration date of the option and a date thirty days after the termination of employment as to the total number of shares purchasable under the option as of the date of termination. The 1997 Plan provides that, in the event of termination of an optionee's employment by reason of optionee's death, retirement or disability, any outstanding option held by such optionee will immediately become exercisable at any time prior to its expiration date or, if earlier, the first anniversary of termination of the optionee's employment.

         The purchase price per share of common stock deliverable upon the exercise of an option is determined by the Board (or, if applicable, the Committee) at the time of grant; however, the purchase price per share under an incentive stock option may not be less than 100% of the fair market value per share on the date the option is granted. The purchase price may be paid in cash, in shares of the Company's common stock valued at their fair market value, or in combination of cash and shares.

         The 1997 Plan will continue in effect for ten years from August 20, 1997, the effective date of the Plan, unless earlier suspended or discontinued. The 1997 Plan may be modified or amended at any time by the Board except that, without shareholder approval, the Board may not increase the number of shares which may be issued under the 1997 Plan or modify the requirements for eligibility of optionees. The modification, amendment or termination of the 1997 Plan will not affect the rights of an optionee under any option previously granted to the optionee unless the optionee consents thereto.

         As stated above, the 1997 Plan permits the grant both of options that qualify as incentive stock options under Section 422 of the Code and of non-qualified options. Options which qualify as incentive stock options are entitled to special tax treatment if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the incentive stock option, or within one year after the issue of the shares to the optionee upon exercise of the incentive stock option. If this condition is satisfied, neither the grant nor the exercise of incentive stock options will result in taxable income to the recipient or in a deduction to the Company. If cash is used to exercise, the optionee receives a tax basis in the stock purchased under an incentive stock option equal to the option price. The optionee realizes, upon a subsequent sale or other dispositions of stock purchased pursuant to an incentive stock option, capital gain (or loss) equal to the excess (or deficiency) of the amount realized upon disposition over such tax basis.

         The difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after termination of employment due to retirement (or twelve months in the case of total and permanent disability), other than by reason of death, are treated as non-qualified options.

         An optionee who transfers shares purchased under an incentive stock option within the one- and two- year holding periods, including a transfer by gift, will realize, in the year of such disposition, (a) ordinary income equal to the excess of (i) the fair market value of the shares on the date of exercise over (ii) the option price and (b) capital gain equal to the excess, if any, of the amount realized upon disposition over the fair market value of the shares on the date of exercise. The capital gain or loss would be long-term or short-term, depending on the holding period for the shares. If the amount realized on disposition is less that the fair market value of the shares on the date of exercise and the disposition occurs in a sale or exchange with respect to which a loss (if sustained) would be recognized, then the ordinary income realized by the optionee will, in most cases, be limited to the excess of the amount realized over the option price. Upon such a disposition, the Company will be entitled to deduct an amount equal to the ordinary income realized by the employee.

         If an incentive stock option is exercised and the optionee uses previously-owned shares of common stock to pay the option price, a number of shares of common stock received upon exercise of the incentive stock option having a value equal to the value of the common stock used for payment of the option price will be deemed to have been exchanged for the latter shares in a tax-free, stock-for-stock exchange under Section 1036 of the Code. Such common stock will acquire a tax basis equal to the tax basis of the previously-owned shares. The remaining common stock received upon exercise of the option will receive a zero tax basis. The optionee will realize no gain or loss as a result of the disposition of the previously owned shares.

         The grant of non-qualified stock options will not result in any taxable income to the recipient or in a deduction by the Company. However, upon exercise of a non-qualified option, the optionee will realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the purchase price, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. If cash is used to exercise the option, the optionee will receive a tax basis in stock purchased under a non-qualified option equal to its fair market value at the time of exercise. On subsequent disposition of the shares, the optionee will realize capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term, depending on the optionee's holding period for the shares.

         If a non-qualified option is exercised and the optionee uses previously-owned shares of common stock to pay the purchase price, the optionee will realize ordinary income as described above as to the additional shares received but will realize no income as a result of the exchange of the previously-owned shares. The shares of common stock received upon exercise, whose value is equal to the previously-owned shares, will take a basis equal to the basis of the previously-owned shares. The remaining shares of common stock will take a tax basis equal to their fair market value.

         Approval of the increase in the number of shares issuable under the 1997 Plan requires the affirmative vote of a majority of the votes cast by all shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting.

         The Board of Directors unanimously recommends that you vote FOR the proposal to approve the increase in the number of shares issuable under the 1997 Stock Option Plan.

                       APPOINTMENT OF INDEPENDENT AUDITORS

                                 (Proxy Item 3)

         The Board of Directors of the Company has appointed KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending June 30, 2001, subject to ratification of such appointment by shareholders. The submission of the appointment of KPMG LLP, for ratification by the shareholders is not required by law or by the Company's Bylaws. The Board of Directors is nevertheless submitting this appointment to shareholders to ascertain their views. If shareholders do not ratify the appointment, the selection of other independent public accountants will be reconsidered by the Board of Directors. Representatives of KPMG LLP, are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

         The Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of KPMG LLP, as the Company's independent auditors for the current fiscal year.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         The Company currently expects that next year's Annual Meeting of Shareholders will be held in October, 2001. In order to be eligible for inclusion in the Company's proxy materials for such meeting, any shareholder proposal must be submitted in writing and received at the Company's executive office at 100 East Lancaster Avenue, Downingtown, PA 19335 by the close of business on May 27, 2001. In order to be considered for presentation at next year's Annual Meeting, although not included in the proxy statement, any shareholder proposal must be received in writing at the Company's executive office at the foregoing address on or before the close of business on August 10, 2001 (unless the 2001 Annual Meeting is not held on a date between September 25, 2001 and November 24, 2001, in which case the shareholder proposal must be received at least 45 days prior to the actual mailing date of the proxy materials for the 2001 Annual Meeting).

         All shareholder proposals for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. All shareholder proposals, whether or not to be included in the Company's proxy materials, must also comply with the requirements contained in the Company's Bylaws. A copy of the current Bylaws may be obtained from the Secretary of the Company.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000, accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO MS. PATRICIA A. FERRETTI, SHAREHOLDER RELATIONS ADMINISTRATOR, CHESTER VALLEY BANCORP INC., 100 EAST LANCASTER AVENUE, DOWNINGTOWN, PENNSYLVANIA 19335.


                                  OTHER MATTERS

         Management knows of no business other than as described above that is planned to be brought before the Annual Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon according to their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           JAMES E. McERLANE, SECRETARY


Downingtown, Pennsylvania
September 22, 2000

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                           CHESTER VALLEY BANCORP INC.

                                October 25, 2000



                 Please Detach and Mail in the Envelope Provided

[ X ]    Please mark your
         votes as in this
         example.


1.       ELECTION OF DIRECTORS


            [ ] FOR all nominees listed at right


            [ ] WITHHOLD AUTHORITY to vote for all nominees listed at right


         Withhold authority to vote for the following only.
         (Print name of nominee(s) in the space provided below)



            Nominees:        Edward T. Borer
                             Robert J. Bradbury
                             James E. McEriane



                Directors recommend a vote FOR all such nominees.

2.       Approval to increase shares authorized
         under 1997 Stock Option Plan by 315,000
         shares

                [   ] FOR         [   ] AGAINST            [   ] ABSTAIN


3.       Ratification of appointment of KPMG LLP.

                [   ] FOR         [   ] AGAINST            [   ] ABSTAIN

         Directors recommend a vote FOR these proposals.


This proxy will be voted (a) as directed hereon or, if no direction is given, for the nominees for Directors listed in item 1 and for item 2, and 3, and (b) as said proxies deem advisable on such other matters as may properly come before the meeting.

PLEASE VOTE, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



            SIGNATURE_______________________________ DATE___________

            SIGNATURE_______________________________ DATE____________

NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or Vice President. If a partnership, please sign in partnership name by authorized person.

                                REVOCABLE PROXY
                           CHESTER VALLEY BANCORP INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF CHESTER VALLEY BANCORP INC. FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 25, 2000

      The undersigned, hereby revoking any proxy previously given, hereby appoints Colin N. Maropis and Pamela M. Collins, and each of them individually, as attorneys and proxies, with full power of substitution for each of them, to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Chester Valley Bancorp Inc. (the "Company") to be held on Wednesday, October 25, 2000, at 10:00 A.M. at the Chester Valley Golf Club, Malvern, Pennsylvania, and any adjournments thereof, and to vote the number of shares of the Company's common stock which the undersigned would be entitled to vote if personally present in the manner indicated herein and in accordance with the judgment of said proxies on any other business which may come before the Annual Meeting, all as set forth in the Notice of Annual Meeting and accompanying proxy statement, receipt of which the undersigned hereby acknowledges. This proxy may be revoked at any time prior to its exercise.


          (Continued and to be voted, signed and dated on reverse side)